Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-157078) of SanDisk Corporation,

2)
Registration Statement (Form S-8 No. 333-176217) pertaining to the 2005 Stock Incentive Plan, the 2005 Employee Stock Purchase Plan and the 2005 International Employee Stock Purchase Plan of SanDisk Corporation,

3)	Registration Statement (Form S-8 No. 333-174633) pertaining to the Pliant Technology, Inc. 2007 Stock Plan of SanDisk Corporation,

4)	Registration Statement (Form S-8 No. 333-159710) pertaining to the 2005 Incentive Plan of SanDisk Corporation,

5)
Registration Statement (Form S-8 No. 333-138978) pertaining to the msystems Ltd. 2003 Stock Option and Restricted Stock Incentive Plan and the msystems Ltd. Section 102 Stock Option/Stock Purchase and the Stock Option Plans of SanDisk Corporation,

6)	Registration Statement (Form S-8 No. 333-136491) pertaining to the 2005 Incentive Plan of SanDisk Corporation,

7)
Registration Statement (Form S-8 No. 333-131097) pertaining to the Rhombus, Inc. 1998 Long Term Equity Incentive Plan, the Matrix Semiconductor, Inc. 1999 Stock Plan and the Matrix Semiconductor, Inc. 2005 Stock Incentive Plan of SanDisk Corporation,

8)
Registration Statement (Form S-8 No. 333-126157) pertaining to the 2005 Stock Incentive Plan, the 2005 Employee Stock Purchase Plan and the 2005 International Employee Stock Purchase Plan of SanDisk Corporation,

9)
Registration Statement (Form S-8 No. 333-112139) pertaining to the 1995 Stock Option Plan, the Employee Stock Purchase Plan, the International Employee Stock Purchase Plan and the 1995 Non-Employee Directors Stock Option Plan of SanDisk Corporation,

10)
Registration Statement (Form S-8 No. 333-109186) pertaining to the 1995 Stock Option Plan, the Employee Stock Purchase Plan, the International Employee Stock Purchase Plan and the 1995 Non-Employee Directors Stock Option Plan of SanDisk Corporation,

11)
Registration Statement (Form S-8 No. 333-85320) pertaining to the 1995 Stock Option Plan, Employee Stock Purchase Plan, the International Employee Stock Purchase Plan and the 1995 Non-Employee Directors Stock Option Plan of SanDisk Corporation,

12)	Registration Statement (Form S-8 No. 333-83193) pertaining to the 1995 Stock Option Plan, the 1995 Non-Employee Directors Stock Option Plan and the Employee Stock Purchase Plan of SanDisk Corporation,

13)	Registration Statement (Form S-8 No. 333-63076) pertaining to the Special Stock Option Plan of SanDisk Corporation, and

14)	Registration Statement (Form S-8 No. 333-32039) pertaining to the 1995 Stock Option Plan, the 1995 Non-Employee Directors Stock Option Plan and the Employee Stock Purchase Plan of SanDisk Corporation;

of our reports dated February 23, 2012, with respect to the Consolidated Financial Statements of SanDisk Corporation and the effectiveness of internal control over financial reporting of SanDisk Corporation included in this Annual Report (Form 10-K) of SanDisk Corporation for the year ended January 1, 2012.

/s/ Ernst & Young LLP

San Jose, California
February 23, 2012